                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Steve Moore                Darby Dye                 Manfred Mueller
Chief Financial Officer    Investor Relations - US   Investor Relations - Europe
510 360 2300               510 360 2302              +49 89 9595 5140
smoore@scmmicro.com        ddye@scmmicro.com         mmueller@scmmicro.de


         SCM MICROSYSTEMS REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS

 DIVESTED DAZZLE RETAIL BUSINESS AND REFOCUSED COMPANY AROUND SECURITY IN 2003;
                         INCREASED CASH TO $55 MILLION

FREMONT, CA - FEBRUARY 19, 2004 - SCM Microsystems, Inc. (Nasdaq: SCMM, Prime
Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for its fiscal fourth quarter and year ended December 31, 2003.

      SCM's reported financial performance for the 2003 fourth quarter and fiscal year reflect continuing operations for the Company's Security business only, as SCM sold its retail digital media and video business in July of 2003. SCM's continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the digital media and video business are being treated as discontinued operations.

FOURTH QUARTER RESULTS

Revenues from continuing operations in the fourth quarter of 2003 were $12.6 million, as communicated by SCM in a preliminary press release on February 3, 2004. This compares with revenues of $23.8 million in the fourth quarter of 2002. By product segment, fourth quarter 2003 revenues included $5.4 million from sales of Digital TV security modules, $4.2 million from sales of smart card readers and other products for PC and network security, and $3.0 million from sales of flash media reader technology. Gross margin from continuing operations in the fourth quarter of 2003 was 42%, at the high end of management's previously communicated guidance of 39% to 42%.

Operating expenses for continuing operations for SCM's Security business in the fourth quarter of 2003, as reported in accordance with GAAP, were $11.3 million. This figure includes amortization of intangibles of $0.3 million and restructuring and infrequent charges of $2.9 million. Operating loss for the quarter was $(6.0) million. This compares with operating loss of $(13.8) million in the year ago

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      quarter, which included amortization of intangibles of $0.3 million, impairment of goodwill of $6.6 million and restructuring and infrequent charges of $5.1 million.

Net loss from continuing operations for SCM's Security business for the fourth quarter of 2003, as reported in accordance with GAAP, was $(5.0) million, or $(0.33) per share, compared with net loss of $(15.1) million, or $(0.97) per share, in the fourth quarter of 2002.

Loss from discontinued operations for SCM's retail digital media and video business was $(4.3) million in the fourth quarter of 2003, and included $(3.3) million of loss on sale of discontinued operations and $(1.0) million of operational loss for the business in the fourth quarter.

      Balance Sheet

      SCM ended the fourth quarter with cash, cash equivalents and short-term investments of $55.0 million, a 40% increase over the $39.4 million held at the end of the previous quarter. As anticipated, the company received approximately $25 million in cash during the fourth quarter related to the sale of its retail digital media and video business, which was partially offset by expenses related to the disposition.

      Fiscal 2003 Results

      For the year ended December 31, 2003, revenues from continuing operations for the Company's Security business were $66.5 million, compared with revenues of $90.1 million for the year ended December 31, 2002. Net loss from continuing operations for fiscal 2003, as reported in accordance with GAAP, was $(8.8) million, or $(0.57) per share, compared with net loss of $(18.7) million, or $(1.20) per share for fiscal 2002.

      Commented Robert Schneider, chief executive officer of SCM Microsystems, "The economic environment remained challenging in 2003. Even so, we accomplished major objectives to strengthen our strategic position. We successfully disposed of our low margin, retail digital media and video division and refocused the Company around our core Security business. Through this transaction, we significantly increased our cash reserves, while carefully managing transaction related costs. We restructured our organization to better align resources around market opportunities in the security space. We are optimistic that these efforts will begin to yield results beginning in mid-2004, as digital TV projects in Korea and smart card projects in the U.S. and Europe start to gain momentum."

GUIDANCE

      For the first quarter of 2004, management estimates that revenues from its continuing Security business will be in the range of $12 million to $15 million, reflecting continued economic pressure in

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Europe and the U.S. and a lack of visibility into the timing of known digital security projects in the U.S. and Europe. Gross margin is expected to be between 40% and 42%. Within this range of revenue and gross margin, SCM expects to record an operating loss for its continuing Security business in the first quarter.

CONFERENCE CALL

                  SCM will hold a conference call and webcast on February 19,
            2004 at 8:30 AM Eastern Time to discuss the results of its fiscal 2003 fourth quarter and year. The webcast can be accessed through the Company's investor relations site at www.scmmicro.com/ir_en/index.html.

About SCM Microsystems

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company markets and sells its smart card reader technology for network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

            NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include, without limitation, our statements regarding
            (i) our expectations for revenue, gross margin and operating loss for the first quarter; (ii) our expectations that projects planned by our digital TV and PC security customers will go forward in 2004 as anticipated; and (iii) our expectations that we will realize benefits from these projects beginning in the middle of 2004 or ever. Actual results could differ materially. Our financial results may not meet expectations. Our customers may not go forward with planned projects that we believe would create demand for our products, and these projects, even if carried out, may not create demand for our products or result in the realization of any benefit to us. We may not successfully execute against our market opportunities or the identified markets and market opportunities may grow or develop differently than anticipated or not at all. Other risks and uncertainties that could cause SCM's actual business and operating results to differ include, but are not limited to our ability to manage our business given the greater volatility in sales and net margins we experience as an OEM Security company; our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new

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            products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to SCM's business, please refer to SCM's public company reports, including the Report on Form 10-Q for the quarter ended September 30, 2003, filed with the U.S. Securities and Exchange Commission.

                                       ###

All trade names are trademarks or registered trademarks of their respective holders.

                             -- FINANCIALS FOLLOW --

NOTE: The Condensed Consolidated Statements of Operations in this press release include pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of pro forma results to GAAP is also provided in this release. As described in the tables, pro forma net earnings exclude charges related to the amortization of intangible assets, impairment of goodwill and restructuring, and infrequent charges. We believe pro forma results allow for SCM and our investors to better evaluate comparable operating results. Further, our pro forma results are a primary indicator our management uses to plan and forecast for future periods. These pro forma results are not intended as a substitute for information presented in accordance with GAAP. Furthermore, our pro forma information may not be comparable to pro forma information that other companies provide.

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                             SCM MICROSYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                               THREE MONTHS ENDED               YEAR ENDED
                                                                  DECEMBER 31,                  DECEMBER 31,
                                                              2003           2002            2003          2002
                                                              ----           ----            ----          ----
Revenues                                                   $ 12,575       $ 23,793       $ 66,488       $ 90,075
Cost of revenues                                              7,297         17,175         39,661         56,501
                                                           --------       --------       --------       --------
        Gross margin                                          5,278          6,618         26,827         33,574
                                                           --------       --------       --------       --------
Operating expenses:
    Research and development                                  2,657          2,157          9,535          8,567
    Sales and marketing                                       2,897          2,994         11,469         10,466
    General and administrative                                2,527          3,265         11,502         11,270
    Amortization of intangible assets                           288            312          1,129            819
    Impairment of goodwill and intangibles                       --          6,578             --          6,578
    Restructuring and infrequent charges                      2,949          5,099          4,728          8,500
                                                           --------       --------       --------       --------
        Total operating expenses                             11,318         20,405         38,363         46,200
                                                           --------       --------       --------       --------
        Loss from operations                                 (6,040)       (13,787)       (11,536)       (12,626)
Loss from investments                                            --             --            (95)        (1,242)
Interest and other, net                                         851         (1,015)         1,371         (1,679)
                                                           --------       --------       --------       --------
        Loss from continuing operations before income
           taxes                                             (5,189)       (14,802)       (10,260)       (15,547)
Benefit (provision) for income taxes                            206           (314)         1,442         (3,200)
                                                           --------       --------       --------       --------
      Net loss from continuing operations                    (4,983)       (15,116)        (8,818)       (18,747)
      Loss from discontinued operations                      (1,042)       (14,606)       (14,256)       (30,327)
      Loss on sale of discontinued operations                (3,302)            --        (15,102)            --
                                                           --------       --------       --------       --------
           Net loss                                        $ (9,327)      $(29,722)      $(38,176)      $(49,074)
                                                           ========       ========       ========       ========
Loss per share from continuing operations:
     Basic and diluted                                     $  (0.33)      $  (0.97)      $  (0.57)      $  (1.20)
Loss per share from discontinued operations:
     Basic and diluted                                        (0.28)         (0.93)         (1.92)         (1.95)
                                                           --------       --------       --------       --------
Net loss per share:
     Basic and diluted                                     $  (0.61)      $  (1.90)      $  (2.49)      $  (3.15)
                                                           --------       --------       --------       --------
Shares used in computing loss per share:
     Basic and diluted                                       15,260         15,627         15,317         15,597
                                                           ========       ========       ========       ========
PRO FORMA RESULTS:
Pro forma continuing operating income (loss)               $ (2,803)      $ (1,798)      $ (5,679)      $  3,271
Pro forma net loss                                         $ (1,746)      $ (3,127)      $ (5,911)      $ (1,608)
Diluted shares used in pro forma net loss per share
                                                             15,260         15,627         15,317         15,597
Pro forma net loss per share                               $  (0.11)      $  (0.20)      $  (0.39)      $  (0.10)

See attached tables for reconciliation of pro forma to GAAP results.

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                             SCM MICROSYSTEMS, INC.
                       RECONCILIATION OF PRO FORMA RESULTS
                      (in thousands, except per share data)

                                                                    THREE MONTHS ENDED             YEAR ENDED
                                                                       DECEMBER 31,                DECEMBER 31,
                                                                  2003           2002           2003         2002
                                                                  ----           ----           ----         ----
RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM CONTINUING
OPERATIONS
LOSS FROM CONTINUING OPERATIONS                                $ (6,040)      $(13,787)      $(11,536)      $(12,626)
Add back:
      Amortization of intangible assets                             288            312          1,129            819
      Impairment of goodwill                                         --          6,578             --          6,578
      Restructuring and infrequent charges                        2,949          5,099          4,728          8,500
                                                               --------       --------       --------       --------
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS             $ (2,803)      $ (1,798)      $ (5,679)      $  3,271
                                                               ========       ========       ========       ========
RECONCILIATION OF PRO FORMA NET LOSS
NET LOSS                                                       $ (9,327)      $(29,722)      $(38,176)      $(49,074)
Add back:
      Amortization of intangibles                                   288            312          1,129            819
      Impairment of goodwill                                         --          6,578             --          6,578
      Restructuring and infrequent charges                        2,949          5,099          4,728          8,500
      Loss from investments                                          --             --             95          1,242
      Reimbursement of investment                                    --             --           (558)            --
      Income tax refund and interest                                 --             --         (2,487)            --
      Discontinued operations                                     4,344         14,606         29,358         30,327
                                                               --------       --------       --------       --------
PRO FORMA NET LOSS                                             $ (1,746)      $ (3,127)      $ (5,911)      $ (1,608)
                                                               ========       ========       ========       ========
DILUTED SHARES USED IN PRO FORMA NET LOSS PER SHARE              15,260         15,627         15,317         15,597
                 PRO FORMA NET LOSS PER SHARE                  $  (0.11)      $  (0.20)      $  (0.39)      $  (0.10)
                                                               ========       ========       ========       ========

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                             SCM MICROSYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                              DECEMBER 31,  DECEMBER 31,
                                    ASSETS                       2003          2002
                                                                 ----          ----
Current assets:
       Cash, cash equivalents and short-term investments       $ 55,038      $ 55,517
       Accounts receivable, net                                  10,378        31,254
       Inventories                                                9,108        39,114
       Other current assets                                       8,909         6,629
                                                               --------      --------
          Total current assets                                   83,433       132,514

Property, equipment and other assets, net                         9,933        11,786
Intangibles, net                                                  3,076         4,317
                                                               --------      --------
             Total assets                                      $ 96,442      $148,617
                                                               ========      ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                        $  7,571      $ 21,470
       Accrued expenses and other current liabilities            25,447        27,047
                                                               --------      --------
          Total current liabilities                              33,018        48,517

Stockholders' equity                                             63,424       100,100
                                                               --------      --------
             Total liabilities and stockholders' equity        $ 96,442      $148,617
                                                               ========      ========

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